Rule 10f-3 Transaction Form
Acquisition of Securities During Affiliated Underwritings

Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
Curian / BlackRock Global Long Short Credit Fund  (SMF_CC-
GC)
iShares Core Total U.S. Bond Market ETF (ISHAGG) iShares Intermediate Credit Bond ETF (ISHICRED)
BlackRock Funds, BlackRock Global Long/Short Credit Fund
(BR-GC)


The Offering
Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
01-06-2014

Security Type:
BND/CORP

Issuer
FedEx Corporation  (2024)

Selling
Underwriter
J.P. Morgan Securities LLC

Affiliated
Underwriter(s)
[X] PNC Capital Markets LLC
[ ] Other:

List of
Underwriter(s)
J.P. Morgan Securities LLC, Goldman, Sachs
& Co., Morgan Stanley & Co. LLC, Citigroup
Global Markets Inc., Merrill Lynch,
Pierce, Fenner & Smith Incorporated, BNP
Paribas Securities Corp., Deutsche Bank
Securities Inc., Mizuho Securities USA
Inc., Regions Securities LLC, Scotia
Capital (USA) Inc., SunTrust Robinson
Humphrey, Inc., Wells Fargo Securities,
LLC, BNY Mellon Capital Markets, LLC,
Commerz Markets LLC, Fifth Third
Securities, Inc., FTN Financial Securities
Corp., HSBC Securities (USA) Inc., KBC
Securities USA, Inc., KeyBanc Capital
Markets Inc., Mitsubishi UFJ Securities
(USA), Inc., PNC Capital Markets LLC,
Samuel A. Ramirez & Company, Inc.,
Standard Chartered Bank, SMBC Nikko
Securities America, Inc., The Williams
Capital Group, L.P., U.S. Bancorp
Investments, Inc.


Transaction Details

Date of Purchase
01-06-2014

Purchase
Price/Share
(per share / %
of par)
$99.828

Total
Commission,
Spread or
Profit
0.650%

1.	Aggregate Principal Amount Purchased
(a+b)
$37,590,000

a.   US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$7,940,000

b.   Other BlackRock Clients
$29,650,000

2.	Aggregate Principal Amount of
Offering
$750,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government
Securities)
0.05012


Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction
types (see Definitions):
[X]   U.S. Registered Public Offering   [Issuer must have 3
years of continuous operations]
[ ]   Eligible Rule 144A Offering   [Issuer must have 3
years of continuous operations]
[ ]   Eligible Municipal Securities   [Issuer must have 3
years of continuous operations]
[ ]   Eligible Foreign Offering   [Issuer must have 3 years
of continuous operations]
[ ]   Government Securities Offering

Timing and Price (check ONE or BOTH)
[X]   The securities were purchased before the end of the
first day on which any sales were made, at a price that
was not more than the price paid by each other purchaser
of securities in that offering or in any concurrent
offering of the securities; and
[ ]   If the securities are offered for subscription upon
exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X] YES
[ ]NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.


Completed by:
Dillip Behera
Date: 01-09-2014

Global Syndicate Team
Member



Approved by:
Andrea Ortiz
Date:03-03-2014

Global Syndicate Team
Member